Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that V.F. Corporation and the undersigned directors and officers of V.F. Corporation do hereby constitute and appoint Laura C. Meagher, Robert K. Shearer, and Eric C. Wiseman, and each of them, true and lawful attorneys-in-fact of the undersigned to execute on their behalf the Annual Report of V.F. Corporation on Form 10-K (including any amendments thereof) for the fiscal year of V.F. Corporation ended December 28, 2013, to be filed with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney this 11th day of February, 2014.

ATTEST:	V.F. CORPORATION

	By:	/s/ Eric C. Wiseman
/s/ Laura C. Meagher Laura C. Meagher Secretary		Eric C. Wiseman Chairman of the Board

Principal Executive Officer:	Principal Financial Officer:

/s/ Eric C. Wiseman Eric C. Wiseman President and Chief Executive Officer	/s/ Robert K. Shearer Robert K. Shearer Senior Vice President and Chief Financial Officer

/s/ Richard T. Carucci Richard T. Carucci, Director	/s/ Laura W. Lang Laura W. Lang, Director

/s/ Juliana L. Chugg Juliana L. Chugg, Director	/s/ W. Alan McCollough W. Alan McCollough, Director

/s/ Juan Ernesto de Bedout Juan Ernesto de Bedout, Director	/s/ Clarence Otis, Jr. Clarence Otis, Jr., Director

/s/ Ursula O. Fairbairn Ursula O. Fairbairn, Director	/s/ Matthew J. Shattock Matthew J. Shattock, Director

/s/ George Fellows George Fellows, Director	/s/ Raymond G. Viault Raymond G. Viault, Director

/s/ Robert J. Hurst Robert J. Hurst, Director	/s/ Eric C. Wiseman Eric C. Wiseman, Director